Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

MURRAY HILL, NJ — (January 26, 2017) — C. R. Bard, Inc. (NYSE: BCR) today reported 2016 fourth quarter financial results. Fourth quarter 2016 net sales were $967.1 million, an increase of 11 percent on an as-reported basis over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2016 net sales increased 12 percent over the prior-year period.

For the fourth quarter 2016, net sales in the U.S. were $655.0 million and net sales outside the U.S. were $312.1 million, an increase of 8 percent and 18 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2016 net sales outside the U.S. increased 21 percent over the prior-year period.

Net sales for the full year 2016 were $3,714.0 million, an increase of 9 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, full year 2016 net sales increased 10 percent over the prior-year period.

For the fourth quarter 2016, net income was $159.6 million and diluted earnings per share were $2.11, an increase of 17 percent and 18 percent, respectively, as compared to fourth quarter 2015 results. Adjusting for amortization of intangibles and certain items that affect comparability between periods as detailed in the tables below, fourth quarter 2016 net income was $208.6 million and diluted earnings per share were $2.77, an increase of 13 percent and 14 percent, respectively, as compared to fourth quarter 2015 results.

For the full year 2016, net income was $531.4 million and diluted earnings per share were $7.03, an increase of 292 percent and 297 percent, respectively, as compared to full year 2015 results. Adjusting for amortization of intangibles and certain items that affect comparability between periods, full year 2016 net income was $777.3 million and diluted earnings per share were $10.29, an increase of 12 percent and 13 percent, respectively, as compared to full year 2015 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Our strong performance in 2016 once again demonstrated the effectiveness of the execution of our strategic investment plan. We are seeing a broad contribution to growth across our portfolio, from each of our four businesses both domestically and internationally. We remain in investment mode and continue to focus on providing shareholders with above-average revenue growth and attractive profitability.”

In conjunction with the fourth quarter results, the company is also providing 2017 financial guidance. For the full year 2017, net sales are forecasted to increase between 4 percent and 5 percent on an as-reported basis. Excluding the impact of foreign exchange, full year 2017 net sales are forecasted to increase between 6 percent and 6.5 percent over 2016. Full year 2017 diluted earnings per share, after adjusting for amortization of intangibles and certain items that affect comparability between periods, are projected to be between $11.45 and $11.75, representing growth between 11 percent and 14 percent compared to full year 2016 results.

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below and related notes.

Non-GAAP measures included in our guidance were not reconciled to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. Items that impact our non-GAAP financial measures may include acquisition-related items, asset impairments, litigation charges, restructuring and productivity initiative costs, tax items and amortization of certain intangible assets, such as in connection with future acquisitions. These items cannot all be reasonably predicted and may directly impact our non-GAAP net income and our non-GAAP diluted earnings per share, although changes with respect to certain of these items may offset other changes. In addition, certain of these items are dependent on various factors. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2016 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$967,100	$870,800	$3,714,000	$3,416,000
Costs and expenses
Cost of goods sold	348,100	320,000	1,371,700	1,301,200
Marketing, selling and administrative expense	280,200	279,300	1,101,900	1,012,100
Research and development expense	79,000	69,400	292,800	259,200
Interest expense	14,900	11,200	54,500	44,900
Other (income) expense, net	44,000	32,900	229,400	449,200

Total costs and expenses	766,200	712,800	3,050,300	3,066,600

Income from operations before income taxes	200,900	158,000	663,700	349,400

Income tax provision	41,300	21,700	132,300	214,000

Net income	$159,600	$136,300	$531,400	$135,400

Basic earnings per share available to common shareholders	$2.15	$1.82	$7.15	$1.80

Diluted earnings per share available to common shareholders	$2.11	$1.79	$7.03	$1.77

Wt. avg. common shares outstanding - basic	74,000	73,900	74,000	74,100
Wt. avg. common and common equivalent shares outstanding - diluted	75,100	75,200	75,200	75,400

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
				Constant				Constant
	2016	2015	Change	Currency	2016	2015	Change	Currency
Vascular	$262,000	$239,300	9%	10%	$1,014,900	$970,300	5%	6%
Urology	253,000	217,900	16%	18%	951,800	845,000	13%	14%
Oncology	259,400	237,800	9%	10%	1,012,100	936,900	8%	9%
Surgical Specialties	167,200	152,800	9%	10%	637,300	572,300	11%	12%
Other	25,500	23,000	11%	15%	97,900	91,500	7%	10%

Net sales	$967,100	$870,800	11%		$3,714,000	$3,416,000	9%

Foreign exchange impact		(7,800)				(34,700)

Constant Currency	$967,100	$863,000		12%	$3,714,000	$3,381,300		10%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$348.1	$280.2	$79.0	$44.0	$41.3	$159.6	$2.11
Amortization of intangible assets	(32.6)	—	—	—	11.2	21.4
Items that affect comparability of results between periods:
Acquisition-related items	4.2	(1.5)	(0.5)	4.6	(1.0)	(5.8)
Litigation charges, net	—	—	—	(45.7)	15.0	30.7
Restructuring and productivity initiative costs	—	—	—	(4.1)	1.4	2.7

Total	(28.4)	(1.5)	(0.5)	(45.2)	26.6	49.0	0.65

Adjusted Basis	$319.7	$278.7	$78.5	$(1.2)	$67.9	$208.6	$2.77

	Quarter Ended December 31, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$320.0	$279.3	$69.4	$32.9	$21.7	$136.3	$1.79
Amortization of intangible assets	(30.9)	—	—	—	10.4	20.5
Items that affect comparability of results between periods:
Acquisition-related items	(2.4)	(8.0)	(0.1)	(23.4)	19.3	14.6
Asset impairment	—	—	(4.5)	—	1.7	2.8
Restructuring and productivity initiative costs	—	—	—	(14.5)	3.6	10.9

Total	(33.3)	(8.0)	(4.6)	(37.9)	35.0	48.8	0.64

Adjusted Basis	$286.7	$271.3	$64.8	$(5.0)	$56.7	$185.1	$2.43

	Twelve Months Ended December 31, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,371.7	$1,101.9	$292.8	$229.4	$132.3	$531.4	$7.03
Amortization of intangible assets	(130.5)	—	—	—	44.4	86.1
Items that affect comparability of results between periods:
Acquisition-related items	4.9	(10.2)	(2.7)	1.4	4.6	2.0
Asset impairment	(1.2)	—	—	—	—	1.2
Litigation charges, net	—	—	—	(205.2)	66.2	139.0
Restructuring and productivity initiative costs	—	—	—	(30.4)	10.2	20.2
Tax item	—	—	—	—	2.6	(2.6)

Total	(126.8)	(10.2)	(2.7)	(234.2)	128.0	245.9	3.26

Adjusted Basis	$1,244.9	$1,091.7	$290.1	$(4.8)	$260.3	$777.3	$10.29

	Twelve Months Ended December 31, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,301.2	$1,012.1	$259.2	$449.2	$214.0	$135.4	$1.77
Amortization of intangible assets	(119.5)	—	—	—	40.2	79.3
Items that affect comparability of results between periods:
Acquisition-related items	4.6	(10.0)	(1.6)	(24.7)	20.6	11.1
Asset impairment	—	—	(4.5)	—	1.7	2.8
Litigation charges, net	—	—	—	(595.1)	26.3	568.8
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(41.5)	12.1	29.4

Total	(114.9)	(10.0)	(6.1)	(450.8)	22.1	559.7	7.31

Adjusted Basis	$1,186.3	$1,002.1	$253.1	$(1.6)	$236.1	$695.1	$9.08

(1)	Total per share amounts do not add due to rounding.

Notes to Non-GAAP Reconciliation of Earnings

•	For the fourth quarter 2016, amortization of intangible assets was $32.6 million pre-tax and the following items affected the comparability of results between periods: (i) a net benefit of $6.8 million pre-tax from acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $45.7 million pre-tax related to estimated costs for product liability matters, net of recoveries; and (iii) charges of $4.1 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $49.0 million, or $0.65 diluted earnings per share available to common shareholders.

•	For the fourth quarter 2015, amortization of intangible assets was $30.9 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $33.9 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $4.5 million pre-tax related to an asset impairment; and (iii) charges of $14.5 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $48.8 million, or $0.64 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2016, amortization of intangible assets was $130.5 million pre-tax and the following items affected the comparability of results between periods: (i) net charges of $6.6 million pre-tax from acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $1.2 million pre-tax related to an asset impairment; (iii) charges of $205.2 million pre-tax related to estimated costs for product liability matters, net of recoveries; (iv) charges of $30.4 million pre-tax for restructuring and productivity initiatives; and (v) a decrease of $2.6 million in the income tax provision as a result of the completion of certain IRS examinations. The net effect of these items decreased net income by $245.9 million, or $3.26 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2015, amortization of intangible assets was $119.5 million pre-tax and the following items affected the comparability of results between periods: (i) net charges of $31.7 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $4.5 million pre-tax related to an asset impairment; (iii) charges of $595.1 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $15.1 million of litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”) and other litigation-related charges; (iv) a gain of $210.5 million pre-tax related to a patent infringement litigation against W.L. Gore & Associates, Inc. (“Gore”); and (v) charges of $41.5 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $559.7 million, or $7.31 diluted earnings per share available to common shareholders.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the amortization of intangible assets, the impact of acquisition-related items and an asset impairment; (2) marketing, selling and administrative expense excluding the impact of acquisition-related items; (3) research and development expense excluding the impact of acquisition-related items and an asset impairment; (4) other (income) expense, net, excluding acquisition-related items, litigation charges net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders) and other litigation-related matters, Gore proceeds, and restructuring and productivity initiative costs; (5) income tax provision excluding a decrease as a result of the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Non-GAAP Reconciliation of Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$159,600	$136,300	$531,400	$135,400
Less: Income allocated to participating securities (1)	800	1,900	2,600	1,900

Net income available to common shareholders	$158,800	$134,400	$528,800	$133,500

Earnings per Share Numerator: Adjusted Earnings
Net income	$208,600	$185,100	$777,300	$695,100
Less: Income allocated to participating securities (1)	900	2,700	3,700	10,200

Net income available to common shareholders	$207,700	$182,400	$773,600	$684,900

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	74,000	73,900	74,000	74,100
Wt. avg. common and common equivalent shares outstanding - diluted	75,100	75,200	75,200	75,400
Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$2.15	$1.82	$7.15	$1.80

Diluted earnings per share available to common shareholders	$2.11	$1.79	$7.03	$1.77

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.77	$2.43	$10.29	$9.08

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.